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                                                                    EXHIBIT 23.3



                     CONSENT OF PRICEWATERHOUSECOOPERS GmbH



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2000, relating to the combined financial statements and financial statement schedule of Henkel-Ecolab for the years ended November 30, 1999 and 1998 which appears in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in this Registration Statement.


/s/PricewaterhouseCoopers GmbH
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PricewaterhouseCoopers
Gesellschaft mit beschrankter Haftung
Wirtschaftsprufungsgesellschaft

Dusseldorf, Germany
April 19, 2000